                                                                  Exhibit 3.3

File Number 5743-800-2

                               State of Illinois
                                   Office of
                            The Secretary of State

Whereas, ARTICLES OF MERGER OF
                    LIQUOR.COM, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, Jesse White, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

     In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 22ND day of DECEMBER A.D. 1999 and of the Independence of the United States the two hundred and 24TH.

    [SEAL]                              /s/ Jesse White

                                        Secretary of State
C-212.3

Form BCA-11.25

(Rev. Jan. 1999)
---------------------------------------
Jesse White
Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-6961
http://www.sos.state.il.us
---------------------------------------
   DO NOT SEND CASH
Remit payment in check or money
order, payable to "Secretary of State."

Filing Fee is $100, but if merger or
consolidation involves more than 2
corporations, $50 for each additional
corporation.
---------------------------------------
   ARTICLES OF MERGER
CONSOLIDATION OR EXCHANGE
---------------------------------------
         FILED
      DEC 22 1999

     JESSE WHITE
  SECRETARY OF STATE
---------------------------------------
File # 5743-800-2

SUBMIT IN DUPLICATE

THIS SPACE FOR USE BY
 SECRETARY OF STATE

Date 12/22/99

Filing Fee $100.00

Approved: [ILLEGIBLE]
---------------------------------------
                                              merge
1.  Names of the corporations proposing to   consolidate   , and the state or
                                           exchange shares
    country of their incorporation:

          Name of Corporation          State or Country         Corporation
                                       of Incorporation         File Number
Liquor By Wire, Inc.                       Illinois              5743-800-2
-----------------------------------    ------------------       -----------
Liquor.com, Inc.                           Delaware             [ILLEGIBLE]
-----------------------------------    ------------------       -----------

-----------------------------------    ------------------       -----------

-----------------------------------    ------------------       -----------

-------------------------------------------------------------------------------
2. The laws of the state or country under which each corporation is incorporated permits such merger, consolidation or exchange.
-------------------------------------------------------------------------------
                     surviving
3. (a)  Name of the    new      corporation: Liquor.com, Inc.
                     acquiring               ------------------------------

   (b)  it shall be governed by the laws of: Delaware
                                             ------------------------------
-------------------------------------------------------------------------------
               IF NOT SUFFICIENT SPACE TO COVER THIS POINT,
                 ADD ONE OR MORE SHEETS OF THIS SIZE.

4.  Plan of merger is as follows:

    See Exhibit A

                                                            EXPEDITED
                                                           DEC 22 1999
                                                        SECRETARY OF STATE

5.  Plan of merger was approved, as to each corporation not organized in
                         Illinois, incompliance with the laws of the state under which it is organized, and (b) as to each Illinois corporation, as follows:

    (THE FOLLOWING ITEMS ARE NOT APPLICABLE TO MERGERS UNDER SECTION 11.30 -- 90% OWNED SUBSIDIARY PROVISIONS. SEE ARTICLE 7.)

    (ONLY "X" ONE BOX FOR EACH ILLINOIS CORPORATION)

                      By the shareholders, a reso-
                      lution of the board of direc-
                      tors having been duly
                      adopted and submitted to a        By written consent of the
                      vote at a meeting of share-       shareholders having not less
                      holders. Not less than the        than the minimum number of
                      minimum number of votes           votes required by statute and     By written consent
                      required by statute and by        by the articles of incorpora-     of ALL the share-
                      the articles of incorporation     tion. Shareholders who have       holders entitled to
                      voted in favor of the action      not consented in writing have     vote on the action,
                      taken.                            been given notice in accor-       in accordance with
                                   (Section 11.20)      dance with Section 7.10           Section 7.10 &
Name of Corporation                                     (Section 11.220)                  Section 11.20
--------------------  -----------------------------     -----------------------------     -------------------
Liquor By Wire, Inc.              / /                               / /                            /XX/
--------------------  -----------------------------     -----------------------------     -------------------
                                 / /                               / /                            / /
--------------------  -----------------------------     -----------------------------     -------------------
                                 / /                               / /                            / /
--------------------  -----------------------------     -----------------------------     -------------------
                                 / /                               / /                            / /
--------------------  -----------------------------     -----------------------------     -------------------
                                 / /                               / /                            / /
--------------------  -----------------------------     -----------------------------     -------------------

-------------------------------------------------------------------------------
6. (NOT APPLICABLE IF SURVIVING, NEW OR ACQUIRING CORPORATION IS AN ILLINOIS CORPORATION)

    It is agreed that, upon and after the issuance of a certificate of merger, consolidation or exchange by the Secretary of State of the State of Illinois:

    a. The surviving, new or acquiring corporation may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of Illinois against the surviving, new or acquiring corporation.

    b. The Secretary of State of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the surviving, new or acquiring corporation to accept service of process in any such proceedings, and

    c. The surviving, new, or acquiring corporation will promptly pay to the dissenting shareholders of any corporation organized under the laws of the State of Illinois which is a party to the merger,
        consolidation or exchange the amount, if any, to which they shall be entitled under the provisions of "The Business Corporation Act of
        1983" of the State of Illinois with respect to the rights of dissenting shareholders.
-------------------------------------------------------------------------------

7. (COMPLETE THIS ITEM IF REPORTING A MERGER UNDER SECTION 11.30--90% OWNED SUBSIDIARY PROVISIONS.)

    a. The number of outstanding shares of each class of each merging subsidiary corporation and the number of such shares of each class owned immediately prior to the adoption of the plan of merger by the parent corporation, are:

                      Total Number of Shares   Number of Shares of Each Class
                            Outstanding          Owned Immediately Prior to
Name of Corporation        of Each Class       Merger by the Parent Corporation

-------------------   ----------------------   --------------------------------

-------------------   ----------------------   --------------------------------

-------------------   ----------------------   --------------------------------

-------------------   ----------------------   --------------------------------

-------------------   ----------------------   --------------------------------

    b.  (Not applicable to 100% owned subsidiaries)
        The date of mailing a copy of the plan of merger and notice of the right to dissent to the shareholders of each merging subsidiary corporation was __________________, _________.
                          (Month & Day)      (Year)

        Was written consent for the merger or written waiver of the 30-day period by the holders of all the outstanding shares of all subsidiary
        corporations received?    / / Yes    / / No

        (IF THE ANSWER IS "NO," THE DUPLICATE COPIES OF THE ARTICLES OF MERGER MAY NOT BE DELIVERED TO THE SECRETARY OF STATE UNTIL AFTER 30 DAYS FOLLOWING THE MAILING OF A COPY OF THE PLAN OF MERGER AND OF THE NOTICE OF THE RIGHT TO DISSENT TO THE SHAREHOLDERS OF EACH MERGING SUBSIDIARY CORPORATION.)

8. The undersigned corporations have caused these articles to be signed by their duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true. (All signatures must be in BLACK INK.)

Dated       12-17-             99          Liquor By Wire, Inc.
     ----------------------, ------    ----------------------------------------
          (MONTH & DAY)      (YEAR)           (EXACT NAME OF CORPORATION)

attested by /s/ Steve Olsher           by /s/ Gail P. Zelitzky
           ------------------------      --------------------------------------
           (SIGNATURE OF SECRETARY        (SIGNATURE OF PRESIDENT OR
           OR ASSISTANT SECRETARY)             VICE PRESIDENT)

           Steve Olsher, Secretary     Gail P. Zelitzky, President
           ------------------------    ----------------------------------------
           (TYPE OR PRINT NAME         (TYPE OR PRINT NAME AND TITLE)
                AND TITLE)

Dated       12-17              99          Liquor.Com, Inc.
     ----------------------, ------    ----------------------------------------
          (MONTH & DAY)      (YEAR)           (EXACT NAME OF CORPORATION)

attested by /s/ Gail P. Zelitzky       by /s/ Steve Olsher
           ------------------------       -------------------------------------
           (SIGNATURE OF SECRETARY        (SIGNATURE OF PRESIDENT OR
           OR ASSISTANT SECRETARY)             VICE PRESIDENT)

           Gail P. Zelitzky,
                Secretary              Steve Olsher, President
           ------------------------    ----------------------------------------
           (TYPE OR PRINT NAME         (TYPE OR PRINT NAME AND TITLE)
                AND TITLE)

Dated
     ----------------------, ------    ----------------------------------------
          (MONTH & DAY)      (YEAR)           (EXACT NAME OF CORPORATION)

attested by                            by
           ------------------------      --------------------------------------
           (SIGNATURE OF SECRETARY        (SIGNATURE OF PRESIDENT OR
           OR ASSISTANT SECRETARY)             VICE PRESIDENT)


           ------------------------    ----------------------------------------
           (TYPE OR PRINT NAME         (TYPE OR PRINT NAME AND TITLE)
                AND TITLE)

C-195.8

                                                                      EXHIBIT A

                                PLAN OF MERGER

                                    *****

     FIRST: LIQUOR BY WIRE, INC., an Illinois corporation (the "Merging Corporation") shall merge with and into LIQUOR.COM., a Delaware corporation (the "Surviving Corporation"), with the Surviving Corporation being the surviving corporation and assuming all of the liabilities and obligations of the Merging Corporation (the "Merger"). The Surviving Company is a wholly-owned subsidiary of the Merging Corporation.

     SECOND: Each share of Common Stock, no par value per share, of the Merging Corporation, which shall be outstanding on the effective date of the merger (the "Effective Date"), and all rights in respect thereof, shall be canceled and such shares shall be converted into and shall become 22,500 shares of the Common Stock of the Surviving Corporation, $.00001 par value per share.

     THIRD: The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the corporation surviving the Merger.

     FORTH: The by-laws of the Surviving Corporation shall be the by-laws of the corporation surviving the Merger.

     FIFTH: The current directors and officers of the Surviving Corporation shall be the directors and officers of the corporation surviving the Merger and shall serve until their successors are selected.

     SEVENTH: The officers of each corporation party to the Merger shall be and hereby are authorized to do all acts and things necessary and proper to effect the Merger.

     EIGHTH: The Merger shall become effective immediately upon compliance with the laws of the Secretary of State.

     NINTH: Anything herein or elsewhere to the contrary notwithstanding, this Merger may be amended or terminated and abandoned by the Board of Directors of each corporation party to the Merger, at any time prior to the date each corporation party files the Merger with each corporation party's respective Secretary of State.


630294-1






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